Exhibit 3.28

BY-LAWS

OF

HUYCK LICENSCO INC.

(a Delaware Corporation)

SECTION I. NAME AND LOCATION

1.1 Name. The name of this corporation shall be Huyck. Licensco Inc.

1.2 Registered Office and Agent. Its registered office shall be located at 1209 Orange Street, Wilmington, Delaware and its registered agent shall be The Corporation Trust Company.

1.3 Changes. The name, registered office and registered agent may be changed by the Directors from time to time, subject to the provisions of the Delaware General Corporation Law (hereinafter referred to as the “Law”).

1.4 Places of Business. Places for the transaction of business shall be located as the Directors may from time to time determine.

SECTION II. CORPORATE SEAL

The corporation shall have a corporate seal of the following design:

HUYCK LICENSCO INC.

DELAWARE

1988

SECTION III. FISCAL YEAR

The fiscal year of the corporation shall be from January 1 of each year; except as from time to time otherwise provided by the Board of Directors.

SECTION IV. CAPITAL STOCK

4.1 Amount. The amount of authorized capital stock of the corporation, with or without par value, shall be as is set forth in the Certificate of Incorporation, or as are hereafter set forth in amendments to the Certificate of Incorporation.

4.2 Division into Classes. If the capital stock is divided into more than one class of stock, the description of such classes, including the terms upon which they are created, and the voting rights of each shall be as are set forth in the Certificate of Incorporation, or as are hereafter set forth in amendments to the Certificate of Incorporation.

4.3 Stock Certificates. Each Stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, be prescribed from time to time by the Directors. Such certificate shall be signed by the Chairman, the Vice-chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

4.4 Transfer of Shares of Stock. Transfers of stock shall be made only in the manner prescribed by the Law. Only persons registered on the books of the corporation as the owners of shares and their personal representatives shall be entitled to receive dividends and to vote as such owners; and furthermore, the corporation, for the purposes of levying calls and assessments, may treat such persons so registered on its books as the owners of the shares registered in their names. Upon delivery and surrender to the corporation of a stock certificate endorsed as by Law required to transfer title, or accompanied by a written assignment or power of attorney to sell, assign or transfer the same or the shares represented thereby, properly executed, the Secretary shall, subject to any valid restrictions on transfer, register the transferee as the owner of the shares so transferred.

4.5 Record Date. The Board of Directors may in advance fix a date not more than sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders nor more than sixty (60) days prior to the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case, only stockholders of record on such date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date.

4.6 Loss of Certificate. In the event of the loss, theft or destruction of any certificate of stock issued by the corporation, the owner thereof shall be entitled to have a new certificate or uncertificated shares for the same number of shares of stock issued in lieu of said certificate so lost, stolen or destroyed, upon satisfactory proof of ownership and upon the giving of such bond or security to the corporation to indemnify it against any loss, cost, damage or expense which may accrue to it by reason of the issue of said certificate in lieu of the certificate so lost, stolen or destroyed, as the Directors may deem necessary or convenient.

4.7 Transfer Agent and Registrar. The Directors may from time to time appoint one or more Transfer Agents and/or one or more Registrars for any class or classes of stock; to provide that stock certificates shall not be valid unless countersigned by any such Transfer Agent or Transfer Agents and/or registered by such Registrar or Registrars; and to give such Transfer Agent or Transfer Agents and/or such Registrar or Registrars such powers and authority as may from time to time be deemed necessary or advisable.

4.8 Restriction on Transfer of Stock. The corporation shall have the right in case any Stockholder desires to sell any stock of the corporation to purchase said stock at the lowest price and upon the most lenient terms at which such Stockholder is willing to sell the same before such stock may be sold to any other party. No sale of any stock to any party other than the corporation shall be valid unless such stock shall have first been so offered in writing to the corporation and unless such offer shall have been rejected or shall not have been acted upon by the corporation within thirty (30) days after such offer is made. The Directors shall have the power to accept or reject such offer on behalf of the corporation. Any Stockholder who shall have offered his stock for sale to the corporation in accordance with the foregoing provisions may at any time within sixty (60) days after the rejection of such offer by the corporation, or if the corporation shall neither accept nor reject such offer, then within ninety (90) days after such offer shall have been made to the corporation, sell the stock so offered to the corporation to any other party but not for a price lower nor upon more lenient terms than that at which such stock shall have been previously offered to the corporation.

SECTION V. STOCKHOLDERS

5.1 Voting and Proxies. Stockholders entitled to vote may vote either in person or by written proxy at all meetings, provided that such proxies are valid under the Law. Unless otherwise provided in the Certificate of Incorporation, each Stockholder is entitled to one vote for each share of stock.

5.2 Annual and Special Meetings. The annual meetings of Stockholders for the election of Directors and the transaction of such other business as may come before the meeting shall be held at the registered office of the corporation, at any place of business of the corporation, at the office of BTR Inc., or at such other place within or without the State of Delaware as the Directors may hereafter determine, on the first Tuesday of the month which first commences after ninety (90) days from the end of the corporation’s fiscal year, except when such day shall be a legal holiday, in which case the annual meeting shall be held on the next business day. The annual meeting may be held on a different date, earlier or later, without amendment of this provision. Special meetings of the Stockholders shall be called by the Directors or the President. The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting in accordance with the Law.

5.3 Notice and Waiver. Written notice of each meeting of stockholders, stating the place, day and hour of the meeting and, in the case of a special meeting, the pur pose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days prior to each meeting, to each stockholder or record entitled to vote at such meeting by leaving such notice with him personally or by transmitting such notice with confirmed delivery (including by telex, cable or other form of recorded communication, provided that delivery of such notice in written form is confirmed in a writing) to his residence or usual place of business, or by depositing such notice in the mails in a postage prepaid envelope addressed to him at his post office address as it appears on the corporate records of the Corporation. Notice of any meeting of stockholders may be waived in writing by all stockholders entitled to vote at such meeting. Attendance at a meeting by any stockholder shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

5.4 Quorum. The holders of a majority of the stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders except as otherwise specially provided by these By-Laws, by the Certificate of Incorporation or by statute. The affirmative vote, at a meeting of stockholders duly held and at which a quorum is present, of a majority of the voting power of the shares represented at such meeting which are entitled to vote on the subject matter shall be the act of the stockholders, except as is otherwise specially provided by a By-Law, by the Certificate of Incorporation or by statute. If less than a majority of such outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

5.5 Action Without a Meeting. Any action required or permitted to be taken at a meeting of Stockholders by these Bylaws, may be taken without a meeting if all of the Stockholders entitled to vote thereon consent thereto in writing. Any such action may be taken without a meeting upon the written consent of less than all of the Stockholders entitled to vote thereon, if the Stockholders who so consent would be entitled to cast at least the minimum number of votes which would be required to take such action at a meeting at which all Stockholders entitled to vote thereon are present and the action pursuant to this section is authorized by the Certificate of Incorporation. Whenever action is taken pursuant to this section, the written consents of the Stockholders consenting thereto shall be filed with the minutes of the meetings of the Stockholders. Prompt notice of the taking of corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not so consented.

SECTION VI. BOARD OF DIRECTORS

6.1 Number. The number of directors which shall constitute the whole board shall be fixed from time to time by resolution of the Board of Directors or the stockholders, but shall not be less than two nor more than five. A Director need not be a Stockholder or a resident of the State of Delaware.

6.2 Election. Members of the initial Board of Directors as elected at the organization meeting shall hold office until the first annual meeting of the stockholders and until their successors have been elected and qualified. At each annual meeting of stockholders, directors shall be elected to hold office until their successors are elected and qualified or until their earlier resignation or removal.

6.3 Tenure. Each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified, or until his earlier death, resignation, removal, ineligibility or disqualification.

6.4 Removal. Any Director may be removed with or without cause by the Stockholders at any time, or by the Directors with cause at any time, except that any Director who is elected by any class or series of shares or holders of bonds which vote as a class may be removed only for cause and only by the applicable vote of the holders of such shares or bonds, voting as a class. In the case of the corporation having cumulative voting, if less than the entire board is to be removed, no Director may be removed without cause if the votes against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be a class of Directors, at an election of the class of Directors of which he is a part.

6.5 Resignations. Any Director may resign his office at any time, such resignation to be made in writing and to take effect from the time of its receipt by the corporation, unless some other but later time be fixed in the resignation, and then from that time. The acceptance of a resignation shall not be required to make it effective.

6.6 Powers. Except as reserved to the Stockholders by the Law, by the Certificate of Incorporation or by

these Bylaws, the business of the corporation shall be managed by the Directors who shall have and may exercise all the powers of the corporation. In particular, and without limiting the generality of the foregoing, the Directors may, at any time, fix the compensation of Directors, issue all or from time to time any part of the unissued capital stock of the corporation from time to time authorized under the Certificate of Incorporation, and may determine, subject to the requirements of the Law and the Certificate of Incorporation, consideration for which stock is to be issued, the manner of allocating such consideration between capital and surplus, and, in the case of preferred or special classes of stock, the division of same into series and the relative rights and preferences of any series established by the Directors.

6.7 Committees. The Directors may, by vote of a majority of the Directors then in office, elect from their number an executive committee and other committees and may by vote delegate to any such committee or committees some or all of the powers of the Directors except those which by the Law, by the Certificate of Incorporation or by these Bylaws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these Bylaws for the conduct of business by the Directors. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

6.8 Regular and Special Meetings. The annual meeting, regular and special meetings of the Directors for the election of officers and/or the transaction of such other business as may come before the Directors shall be held at such place, within or without the State of Delaware, as may be determined by the Directors. The annual meeting shall be held as soon as is convenient after the annual meeting of the Stockholders at which the Directors are elected and after each annual meeting of the Stockholders.

6.9 Meetings by Telephone Conference Circuit. Meetings of the Directors may be held by means of a telephone conference circuit or other similar communications and connection to such circuit or other means of communication shall constitute presence at such meetings.

6.10 Action Without a Meeting. Any action which may be taken or is required to be taken at a meeting of the Directors or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed before or after such action by all of the Directors, or committee members as the case may be.

6.11 Place, Time and Notice of Meetings. Regular and special meetings of the Board of Directors shall be held at any reasonable and suitable place upon the giving of twenty-four (24) hours notice, oral, written or by telephone to each Director. Meetings shall be called by the Chairman, Vice-Chairman, President or Secretary of the corporation. Attendance at a meeting by a Director shall constitute a waiver of notice of such meeting, except when a Director attends solely to object to the transaction of business on the basis that the meeting was not lawfully called or convened. The purpose of the meeting need not be stated in any notice thereof.

6.12 Quorum. One-third of the number of Directors then holding office shall constitute a quorum for the transaction of business unless otherwise provided in the Certificate of Incorporation. The act of the majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by the Certificate of Incorporation or these Bylaws.

SECTION VII. OFFICERS AND AGENTS

7.1 Enumeration; Qualification. The officers of the corporation shall be a President, a Treasurer, a Secretary, and such other officers, including a Chairman and Vice-Chairman of the Board of Directors, Vice-Presidents, Assistant Treasurers, Assistant Secretaries, as the Directors from time to time may, in their discretion, elect or appoint. The corporation may also have such agents, if any, as the Directors from time to time may, in their discretion, appoint. Any officer may be but need not be a Director or Stockholder. Any two or more offices may be held by the same person. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

7.2 Powers. Subject to the Law, the Certificate of Incorporation and the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the Directors may from time to time designate. Securities of other corporations held by the Corporation may be voted by any officer designated by the Board and, in the absence of any such designation, by the President, any Vice-President, the Secretary or the Treasurer. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

7.3 Election. The President, the Vice-Presidents, the Treasurer and the Secretary shall be elected annually by the Directors at their first meeting following the annual meeting of the Stockholders, unless a vacancy occurs, in which event such vacancy may be filled at any time by the Directors. Other officers, if any, may be elected or appointed by the Directors at said meeting or at any other time.

7.4 Tenure. The President, the Vice-Presidents, the Treasurer, and the Secretary shall hold office until the first meeting of the Directors following the next annual meeting of the Stockholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the Directors following the next annual meeting of the Stockholders, unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until his earlier death, resignation, removal or disqualification. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Each agent shall retain his authority at the pleasure of the Directors.

7.5 Chairman and Vice-Chairman. The Chairman of the Board of Directors shall preside at all meetings of the Directors. The Vice-Chairman of the Board of Directors shall act as Chairman and be vested with his powers and authority in his absence or in the event of the Chairman’s inability to serve or perform his duties.

7.6 President and Vice-Presidents. Except as otherwise voted by the Directors, the President shall be the chief executive officer of the corporation and, subject to the control of the Directors, shall have general charge and supervision of the business of the corporation. The President shall preside at all meetings of the Stockholders and, in the absence of a Chairman and Vice-Chairman, of the Directors at which he is present, except as otherwise voted by the Directors. Any Vice-President shall have such duties and powers as shall be designated from time to time by the Directors.

7.7 Treasurer and Assistant Treasurers. The Treasurer shall be the chief financial and accounting officer of the corporation and shall be in charge of its funds and valuable papers, books of account and accounting records, and shall have such other duties and powers as may be designated from time to time by the Directors or by the President. Any Assistant Treasurers shall have such duties and powers as shall be designated from time to time by the Directors.

7.8 Secretary and Assistant Secretaries. The Secretary shall record all proceedings of the Stockholders and Directors in a book to be kept therefor, which book shall be kept at the principal office of the corporation, at the office of its transfer agent or of its Secretary, or at the office of its legal counsel. In the absence of the Secretary from any meeting of the Stockholders, an Assistant Secretary, or, if there be none or he is absent, a temporary Secretary chosen at the meeting, shall record the proceedings thereof in the aforesaid book. Unless a transfer agent has been appointed, the Secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all Stockholders and the amount of stock held by each. The Secretary shall keep a true record of the proceedings of all meetings of the Directors and, in his absence from any such meeting, an Assistant Secretary, or, if there be none or he is absent, a temporary Secretary chosen at the meeting, shall record the proceedings thereof. Any Assistant Secretary shall have such duties and powers as shall be designated from time to time by the Directors.

7.9 Resignations. Any officer may resign at any time by delivering his resignation in writing to the President, the Treasurer or the Secretary or to a meeting of the Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other later time, at which date it shall become effective. The acceptance of a resignation shall not be required to make it effective.

SECTION VIII. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES.

The Corporation shall Indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation in any other enterprise as a director, officer or employee. Expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer or employee as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, partnership, joint venture, trust or employee benefit plan; and service “at the request of the Corporation” shall include, without limitation, service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries.

SECTION IX. EXECUTION OF PAPERS

Unless in a particular case the Directors may also authorize others to do so, all contracts, mortgages, leases, deeds, transfer and other conveyances of the real or personal property of the corporation, all promissory notes, acceptances, checks, drafts, orders or other obligations of the corporation for the payment of money, all bonds, licenses, returns, reports, applications, and all other instruments or writings of any nature, shall be signed, executed, acknowledged, and delivered for and on behalf of the corporation by the President, any Vice-President or the Treasurer.

SECTION X. AMENDMENTS

To the extent permitted by the Law, these Bylaws may be added to, amended or repealed at any meeting of the Stockholders or at any meeting of the Board of Directors, provided that any amendments made by the Directors may be changed by the Stockholders.

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